AMENDED BY-LAWS
                                       OF
                             FINANCIAL SERIES TRUST
                             AS OF JANUARY 22, 1992


                                   ARTICLE ONE

                                   DEFINITIONS

                  1.1 The terms "Commission," "Declaration," "Majority Shareholder Vote," "1940 Act," "Series," "Shareholders," "Shares," "Trust," "Trust Property," and "Trustees" have the respective meanings given them in the Amended and Restated Declaration of Trust of Financial Series Trust dated December 28, 1990, as amended from time to time.

                                   ARTICLE TWO

                                     OFFICES

                  2.1 The address of the principal office of Financial Series Trust (the "Trust") is 7800 East Union Avenue, Denver, Colorado 80237.

                  2.2 The Trust may have other offices at such place or places (within or without the Commonwealth of Massachusetts) as the Trustees may from time to time designate or the business of the Trust may require or make desirable.

                                  ARTICLE THREE

                              SHAREHOLDERS MEETINGS

                  3.1 All meetings of the Shareholders shall be writing or without the Commonwealth of Massachusetts as may be determined by the Chairman or the President.

                  3.2 Meetings of Shareholders of the Trust, for any purpose or purposes, unless otherwise prescribed by statute or the Declaration, may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders of any Series holding in the aggregate not less than 10% of the outstanding Shares of such Series having voting rights, such request specifying the purpose of purposes for which such meeting is to be called.

                  3.3 Except as otherwise required by statute or the Declaration, written notice of each meeting of the Shareholders shall be served, either personally or by first class mail, upon each Shareholder of record




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entitled  to vote at such  meeting,  not less than ten (10) nor more than  sixty
(60) days before such meeting. If mailed, such notice shall be directed to a Shareholder at his address last shown on the stock transfer books of the Trust. The notice of any special meting of the Shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of Shareholders shall not be required to be given to any Shareholder who, in person or by proxy, either before or after such meeting, shall waive such notice. Attendance of a Shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a Shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. Notice of any adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.

                  3.4 The holders of a majority of the Shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Shareholders for the transaction of business, except as otherwise provided by law, by the Declaration, or by these By-Laws. If, however, such a majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting Shares shall be present. At any such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

                  3.5 At every meeting of the Shareholders, any Shareholder having the right to vote shall be entitled to vote in person or by proxy. Each Shareholder shall have one vote for each Share having voting power registered in the name of such Shareholder on the books of the Trust.

                  3.6 Any action to be taken at a meeting of the Shareholders, or any action that may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by a majority of the Shareholders entitled to vote with respect to the subject matter thereof and any further requirements of law pertaining to such consents have been complied with.





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                                  ARTICLE FOUR

                                    TRUSTEES

                  4.1 Meetings of the Trustees. The Trustees may in their discretion provide for regular or special meetings of the Trustees.

                  4.2 Telephone Meetings. Any Trustee or any member or members of any committee designated by the Trustees, may participate in a meeting of the Trustees, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

                  4.3 Quorum, Voting and Adjournment of Meetings. At all meetings of the Trustees, a majority of the Trustees shall be requisite to and shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the Trustees present shall be the act of the Trustees, unless the concurrence of a greater proportion is expressly required for such action by law, the Declaration or these By-Laws. If there is less than a quorum present at any meeting of the Trustees, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained.

                  4.4 Action by Trustees Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meting if a consent in writing setting forth the action shall be signed by a majority of the Trustees entitled to vote upon the action and such written consent is filed with the minutes of proceedings of the Trustees.

                  4.5 Expenses and Fees. Trustees shall be entitled to receive such compensation from the Trust for their services as may from time to time be voted by the board of trustees. All trustees shall be reimbursed for their reasonable expenses of attendance, if any, at trustee and committee meetings. Any trustee of the Trust may also serve the Trust in any other capacity and receive compensation therefor.

                  4.6 Execution of Instruments and Documents and Signing of Checks and Other Obligations and Transfers. All instruments, documents and other papers shall be executed in the name or on behalf of the Trust or any Series thereof and all checks, notes, drafts and other obligations for the payment of money by the Trust or any Series thereof shall be signed, and all transfers of



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securities  standing  in the name of the Trust or any  Series  thereof  shall be executed, by the Chairman, President, any Vice President or the Treasurer or any one or more officers or agents of the Trust as shall be designated for that purpose by vote of the Trustees.

                                  ARTICLE FIVE

                                   COMMITTEES

                  5.1 Executive and Other Committees. The Trustees, by resolution adopted by a majority of the Trustees, may designate an Executive Committee and/or other committees, each committee to consist of two (2) or more of the Trustees of the Trust and may delegate to such committees, in the intervals between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in place of such absent member. Each such committee shall keep a record of its proceedings.

                  The Executive Committee and any other committee shall fix its own rules of procedure, but the presence of at least a majority of the members of the whole committee shall in each case be necessary to constitute a quorum of the committee and the affirmative vote of the majority of the members of the committee present at the meeting shall be necessary to take action.

                  All actions of the Executive Committee shall be reported to the Trustees at the next meeting.

                  5.2 Advisory Committee. The Trustees may appoint an advisory committee which shall be composed of persons who do not serve the Trust or any Series thereof in any other capacity and which shall have advisory functions with respect to the investments of the Trust or any Series thereof but which shall have no power to determine that any security or other investment shall be purchased, sold or otherwise disposed of by the Trust or any Series thereof. The number of persons constituting any such advisory committee shall be determined from time to time by the Trustees or any Series thereof. The members of any such advisory committee may receive compensation for their services and may be allowed such fees and expenses for the attendance at meetings as the Trustees may from time to time determine to be appropriate.

                  5.3 Committee Action Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any committee of the Trustees appointed pursuant to Section 5.1 of these By-laws may be taken without a meeting if a consent in writing setting




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forth the action  shall be signed by a majority of the members of the  committee entitled to vote upon the action and such written consent is filed with the records of the proceedings of the committee.

                                   ARTICLE SIX

                                    OFFICERS

                  6.1 The Trustees shall annually elect the following  officers:
Chairman, President, Secretary and Treasurer. The Trustees may elect or appoint or request the Chairman or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable, including one or more Vice- Presidents, Assistant Treasurers and Assistant Secretaries, who shall hold their offices for such terms as shall be specified by the President and shall exercise such powers and perform such duties as shall be determined from time to time by the President. The Chairman and the President shall be and any other officer may, but need not, be a Trustee.

                  6.2      Any person may hold any two or more offices.

                  6.3 The salaries of the officers of the Trust shall be fixed by the Trustees, except that the Trustees may delegate to any officer or officers the power to fix the compensation of any officer appointed in accordance with the second sentence of Section 6.1 of these By-Laws.

                  6.4 Each officer of the Trust shall hold office until his successor is chosen or until his earlier resignation, death or removal, or the termination of his office. Any officer may be removed by the Trustees, with or without cause, whenever in their judgment the best interests of the Trust will be served thereby. Any officer appointed other than by the Trustees or by the Shareholders may be removed with or without cause at any time by an officer having authority to appoint the officer being removed if such superior officer, in his absolute discretion, shall consider that the best interests of the Trust will be served thereby.

                  6.5 The Chairman. The Chairman shall preside at all meetings of the Shareholders and of the Trustees, may be a signatory on all Annual and Semi-Annual Reports as may be sent to Shareholders, and shall perform such other duties as the Trustees may from time to time prescribe.

                  6.6 President. The President shall be the chief executive officer o the Trust and shall have general and active management of the business of the Trust. The President shall also have such powers and perform such duties as are specifically imposed upon him by law and as may be assigned to him by the




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Trustees. The President shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing the same.

                  6.7 Vice Presidents. The Vice-Presidents, if any, shall perform such duties as are generally performed by vice-presidents. The Vice-Presidents shall perform such other duties and exercise such other powers as the Trustees shall request or delegate.

                  6.8 Secretary. The Secretary shall attend all sessions of the Trustees and all meetings of the Shareholders and record all votes and the minutes of all proceedings in books to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, any notice required to be given of any meetings of the Shareholders and of the Trustees, and shall perform such other duties as may be prescribed by the Trustees, Chairman or the President. The Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at his request, perform his duties and exercise his powers and authority.

                  6.9 Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Trust and each Series thereunder, and shall deposit, or cause to be deposited, in the name of the Trust or the appropriate Series, all monies or other valuable effects, in such banks, trust companies or other depositories as shall, from time to time, be selected by the Trustees; he shall render to the Chairman, President and to the Trustees, whenever requested, an account of the financial condition of the Trust or any Series thereof, and in general, he shall perform all the duties incident to the office of a Treasurer of a business corporation, and such other duties as may be assigned to him by the Trustees, Chairman or the President.

                  6.10 In case of the absence of any officer of the Trust, or for any other reason that the Trustees may deem sufficient, the Trustees may delegate, on an interim or temporary basis, any or all of the powers or duties of any officer to any other officer or to any Trustee.

                                  ARTICLE SEVEN

                                    CONTRACTS

                  7.1 The Trust may from time to time, in the discretion of its Trustees, enter into one or more contracts known generally as investment advisory contracts pursuant to which the other party to the contract shall undertake to furnish to the Trust or any Series thereof and to the Trustees investment advisory services, statistical and research facilities and services and administrative and other services, all on such terms and conditions as the Trustees may in their discretion determine.



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                  The initial  investment  advisory  contract and any subsequent investment advisory contracts and any amendments thereof, shall not be effective unless ratified or approved by the Shareholders. The Trust shall enter such contracts only with investment advisers registered as investment advisers under the Investment Advisers Act of 1940, as amended.

                  7.2 All securities and cash of the Trust shall be held by one or more custodians which shall be banks or trust companies each having capital and unimpaired surplus of not less than two million dollars. The bank or trust company shall act pursuant to one or more agreements in which it shall agree to act as custodian and as agent for the Trust. The custodian agreements shall be in a form satisfactory to the Trustees of the Trust and shall contain provisions which comply with applicable law, including the 1940 Act.

                  7.3 The Trust may from time to time, in the discretion of its Trustees, enter into one or more contracts with any person, firm or corporation to act as underwriter for the Trust and to perform such other duties and render such other services as the Trustees may in their discretion determine.

                  7.4 If otherwise allowed by law and applicable rules and regulations, any contract of the character described in Articles 7.1, 7.2 or 7.3 may be entered into with any qualified party although one or more of the members of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder or member of the other party to any of these contracts. None of the contracts shall be invalidated or be void by reason of the existence of any of these relationships, nor shall any person being in these relationships be liable by reason of the relationship for any loss or expense of the Trust under or by reason of any of the contracts or be accountable for any profit realized directly or indirectly therefrom, if the contract entered into was approved by the Shareholders of the Trust.

                  Any individual may be financially interested in or with or otherwise affiliated with persons who are parties to any of these contracts.

                  This Article 7.4 shall not be deemed to protect any officer or Trustee of the Trust against any liability to the Trust or to the holders of the securities to which he would otherwise by subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties to the Trust.





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                                  ARTICLE EIGHT

                                   INVESTMENTS

                  8.1 The authority of the Trustees of the Trust, or its agents or designees, to invest the funds of the Trust shall be subject tot he limitations from time to time included by the Trust in its Registration Statement on Form N-1A, including any amendment thereto filed with the Commission under the Securities Act of 1933, as amended, and under the 1940 Act and said limitations shall not be changed without the approval of Shareholders holding the lesser of (i) sixty-seven per cent (67%) or more of the Shares present at a meeting if the holders of more than fifty per cent (50%) of the outstanding Shares of the Trust are present or represented by proxy, or (ii) more than fifty per cent (50%) of the outstanding voting Shares of the Trust.

                                  ARTICLE NINE

                               INTERESTED PERSONS

                  9.1 No officer or Trustee of the Trust or of the other party to a contract as described in Article Seven shall deal for or on behalf of the Trust with himself, as principal or agent, or with any corporation or other organization in which he may have a financial interest, provide, however, that this prohibition shall not:

                           (a)    Prevent officers or Trustees of the Trust from
buying, holding or selling Shares of the Trust, or from being partners, officers or directors of or otherwise having a financial interest in the other party to a contract as described in Article Seven;

                           (b)    Prevent the  purchase or sale of securities or
other property, if such transaction is permitted by or is exempt or exempted under applicable provisions of the 1940 Act; or

                           (c)    Prevent   the   employment  of  legal counsel,
registrar, transfer agent, dividend disbursing agent, custodian or trustee who is, or has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust or of any other party to a contract as described in Article Seven if only customary fees are charged for the services to the Trust.





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                                   ARTICLE TEN

                           NOTICES; WAIVERS OF NOTICE

                  10.1 Except as otherwise specifically provided by law, the Declaration or these By-Laws, whenever under the provisions of law, the Declaration or of these By-Laws notice is required to be given to any Shareholder, Trustee or officer, it shall not be construed to mean personal notice, but such notice may be given either by personal notice or by mail by depositing the same with the United States Postal Service in a postpaid sealed envelope, addressed to such Shareholder, officer or Trustee at such address as appears on the books of the Trust, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

                  10.2 When any notice whatever is required to be given by law, by the Declaration or by these By-Laws, waiver thereof by the person or persons entitled to said notice given before or after the time stated therein, in writing, shall be deemed equivalent thereto. No notice of any meeting need be given to any person who shall attend such meeting, such attendance constituting a waiver of notice, except when a Shareholder attends a meeting solely for the purpose of stating at the beginning of the meeting any objection to the transaction of business, and so states his objection at the beginning of the meeting.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

                  11.1 Fiscal Year. The Trust shall be on a fiscal year determined by the Trustees.

                  11.2  Financial  Statements.   The  Trust  shall  prepare  and
distribute to the Shareholders such financial statements and reports, as may from time to time be required by law.

                  11.3 Appointment of Agents. The Chairman, President or any Vice-President shall be authorized and empowered in the name and as the act and deed of the Trust to name and appoint general and special agents, representatives and attorneys to represent the Trust in the United States or in any foreign country or countries and to name and appoint attorneys and proxies to vote any Shares of stock in any other corporation at any time owned or held of record by the Trust, and to prescribe, limit and define the powers and duties of such agents, representatives, attorneys, and proxies and to make substitution, revocation or cancellation in whole or in part of any power or authority conferred on any such agent, representative, attorney or proxy. All powers of attorney or other instruments under which such agents,




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representatives,  attorneys, or proxies shall be so named and appointed shall be signed and executed by the President or Vice President. Any substitution, revocation or cancellation shall be signed in like manner, provided always that any agent, representative, attorney or proxy when so authorized by the instrument appointing him may substitute or delegate his powers in whole or in part and revoke and cancel such substitutions or delegations. No special authorization by the Trustees shall be necessary in connection with the foregoing, but this By-Law shall be deemed to constitute full and complete authority to the officers above designed to do all the acts and things as they deem necessary or incident thereto or in connection therewith.

                  11.4 Auditor. An auditor for the Trust shall be selected annually in accordance with the 1940 Act and applicable rules and regulations thereunder.

                                 ARTICLE TWELVE

                                   AMENDMENTS

                  12.1 Except as otherwise required by law or by the Declaration, the By-Laws of the Trust may be repealed, amended, adopted or altered by majority vote of the Trustees of the Trust or by majority vote of the Shareholders, provided that the Shareholders may provide by resolution that any By-Law provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Trustee.

--------------------------

                  The Bylaws, adopted and approved by the Trustees on January 26, 1991, have been revised to reflect amendments through January 22, 1992, as set forth below:

         Minutes dated January 22, 1992 - Article Four, Section 4.5